UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2026

ALTO NEUROSCIENCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41944	83-4210124
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Castro Street, Suite 450, Mountain View, CA	94041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 200-0412

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ANRO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 13, 2026, Alto Neuroscience, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc., as representative of the several underwriters set forth therein (collectively, the “Underwriters”), to issue and sell 3,776,436 shares of common stock of the Company, par value $0.0001 per share (“Common Stock”), in an underwritten registered direct offering (the “Offering”) pursuant to an effective shelf registration statement on Form S-3 (File No. 333-284667) (the “Registration Statement”) and a related prospectus and prospectus supplement, in each case filed with the Securities and Exchange Commission (the “SEC”). The offering price is $26.48 per share of Common Stock. The Company estimates that the net proceeds from the Offering will be approximately $93.9 million, after deducting underwriting discounts and commissions and estimated offering expenses. In addition, the Underwriters have agreed to reimburse the Company for certain expenses in connection with the Offering. The closing of the Offering is expected to occur on July 14, 2026, subject to customary closing conditions.

The Company currently intends to use the net proceeds from the Offering, together with its current cash and cash equivalents, to accelerate and expand the clinical development of ALTO-207, including to conduct an additional planned Phase 3 trial of ALTO-207 as monotherapy for the treatment of treatment-resistant depression, and for general working capital purposes.

BofA Securities, Inc., Stifel, Nicolaus & Company, Incorporated, William Blair & Company, L.L.C., and Robert W. Baird & Co. Incorporated are acting as the joint book-running managers for the Offering. JonesTrading Institutional Services LLC and H.C. Wainwright & CO., LLC are acting as co-managers for the Offering.

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of Cooley LLP as to the legality of the issuance and sale of the Common Stock in the Offering and related consent is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “expects,” “intends,” “projects,” “plans,” and “future” or similar expressions are intended to identify forward-looking statements. Forward-looking statements include statements concerning the Offering, including the uncertainties related to market conditions, the completion of the Offering on the anticipated terms, if at all, the net proceeds of the Offering and anticipated use thereof. Forward-looking statements are based on management’s current expectations and are subject to various risks and uncertainties that could cause actual results to differ materially and adversely from those expressed or implied by such forward-looking statements. Accordingly, these forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. Risks regarding the Company’s business are described in detail in its SEC filings, including in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and other filings that the Company may make with the SEC, which are available on the SEC’s website at www.sec.gov. Additional information will be made available in other filings that the Company makes from time to time with the SEC. These forward-looking statements speak only as of the date hereof, and the Company disclaims any obligation to update these statements except as may be required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

1.1	Underwriting Agreement by and between Alto Neuroscience, Inc. and BofA Securities, Inc., as representative of the several underwriters named therein, dated July 13, 2026.
5.1	Opinion of Cooley LLP.
23.1	Consent of Cooley LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTO NEUROSCIENCE, INC.

Dated: July 14, 2026	By:	/s/ Amit Etkin, M.D., Ph.D.
Amit Etkin, M.D., Ph.D.
President and Chief Executive Officer